SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 19, 2010, NeoStem, Inc., a Delaware corporation (“NeoStem”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Commerce Court Small Cap Value Fund, Ltd. (“Commerce Court”), which provides that, upon the terms and subject to the conditions set forth therein, Commerce Court is committed to purchase up to $20,000,000 worth of shares of NeoStem’s common stock over the approximately 24-month term of the Purchase Agreement (which term is subject to earlier termination in accordance with the terms of the Purchase Agreement); provided, however, that in no event may NeoStem issue under the Purchase Agreement more than 10,536,208 shares of common stock, which is approximately 19.9% of NeoStem’s outstanding shares of common stock on the closing date of the Purchase Agreement, less 63,792 shares of common stock issued to Commerce Court on the closing date in payment of its commitment fee.

From time to time over the term of the Purchase Agreement, and at NeoStem’s sole discretion, NeoStem may present Commerce Court with draw down notices to purchase NeoStem’s common stock over ten consecutive trading days or such other period mutually agreed upon by NeoStem and Commerce Court, or the draw down period, with each draw down subject to limitations based on the price of NeoStem’s common stock and a limit of 2.5% of NeoStem’s market capitalization at the time of such draw down (which limitations may be waived or modified by mutual agreement of the parties).  NeoStem is able to present Commerce Court with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.

Once presented with a draw down notice, Commerce Court is required to purchase from NeoStem a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for NeoStem’s common stock exceeds a threshold price determined by NeoStem  for such draw down.  The per share purchase price for these shares will equal the daily volume weighted average price of NeoStem’s common stock on each date during the draw down period on which shares are purchased, less a discount of 5.0%, based on the trading price of NeoStem’s common stock.  If the daily volume weighted average price of NeoStem’s common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Commerce Court will not be required to purchase the pro-rata portion of shares of common stock allocated to that day.  However, at its election, Commerce Court may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at NeoStem’s sole discretion, NeoStem may grant Commerce Court the right to exercise one or more options to purchase additional shares of NeoStem’s common stock during each draw down period for an amount of shares specified by NeoStem based on the trading price of NeoStem’s common stock.  Upon Commerce Court’s exercise of an option, NeoStem would sell to Commerce Court the shares of NeoStem’s common stock subject to the option at a price equal to the greater of the daily volume weighted average price of NeoStem’s common stock on the day Commerce Court notifies NeoStem of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

NeoStem’s issuance of shares of common stock to Commerce Court pursuant to the Purchase Agreement, and the sale of those shares from time to time by Commerce Court to the public, will be covered by NeoStem’s Registration Statement on Form S-3 (No. 333-166169), filed with the Commission on April 19, 2010, as amended and supplemented from time to time.  Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.  Commerce Court has informed NeoStem that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from NeoStem pursuant to the Purchase Agreement.  Such sales will be made on the NYSE Amex at prices and at terms then prevailing or at prices related to the then current market price.  Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  Commerce Court has informed NeoStem that each such broker-dealer will receive commissions from Commerce Court which will not exceed customary brokerage commissions.  Commerce Court may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing was made with the Corporate Finance Department of the Financial Industry Regulatory Authority (“FINRA”), pursuant to FINRA Rule 5110, and NeoStem has received written confirmation from FINRA to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby.

The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Commerce Court has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of NeoStem’s common stock except that Commerce Court may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Commerce Court covers any such sales with the shares purchased pursuant to such draw down notice.  Commerce Court has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of NeoStem’s common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of NeoStem’s common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of NeoStem’s common stock, except for the sales permitted by the prior sentence.

In addition, Commerce Court and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act or 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock by Commerce Court or any unaffiliated broker-dealer.  Under these rules and regulations, Commerce Court and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with NeoStem’s securities;

•
must furnish each broker which offers shares of NeoStem’s common stock covered by the prospectus that is a part of NeoStem’s registration statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of NeoStem’s securities or attempt to induce any person to purchase any of NeoStem’s securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Commerce Court and any unaffiliated broker-dealer.

NeoStem has agreed to indemnify and hold harmless Commerce Court and each person who controls Commerce Court against certain liabilities, including certain liabilities under the Securities Act.  NeoStem has agreed to pay up to $35,000 of Commerce Court’s reasonable attorneys’ fees and expenses incurred by Commerce Court in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.  In addition, during any full calendar quarter that falls within the term of the Purchase Agreement when no shares of NeoStem’s common stock have been purchased or sold because NeoStem did not deliver a draw down notice, NeoStem is required to pay all reasonable attorneys’ fees and expenses, up to $5,000, representing the due diligence expenses incurred by Commerce Court during such calendar quarter.  Further, if NeoStem issue a draw down notice and fail to deliver the shares to Commerce Court on the applicable settlement date, and such failure continues for ten trading days, NeoStem has agreed to pay Commerce Court liquidated damages in cash or restricted shares of NeoStem’s common stock, at Commerce Court’s option.

Commerce Court has agreed to indemnify and hold harmless NeoStem and each of NeoStem’s directors, officers and persons who control NeoStem against certain liabilities under the Securities Act that may be based upon written information furnished by Commerce Court to NeoStem for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

Upon each sale of NeoStem’s common stock to Commerce Court under the Purchase Agreement, NeoStem has  agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC (“FWG”), a placement fee equal to 2% of the aggregate dollar amount of common stock purchased by Commerce Court.  NeoStem also has agreed to pay up to $10,000 of FWG’s attorneys’ fees and expenses incurred by FWG in connection with the preparation with filings required to be made on behalf of FWG in connection with the Purchase Agreement and the related transaction pursuant to FINRA Rule 5110.  NeoStem has agreed to indemnify and hold harmless FWG and each person who controls FWG against certain liabilities, including certain liabilities under the Securities Act.

In consideration of Commerce Court’s execution and delivery of the Purchase Agreement, NeoStem agreed to issue to Commerce Court upon the execution of the Purchase Agreement 63,792 shares of NeoStem’s common stock.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler PC

10.1	Common Stock Purchase Agreement, dated as of May 19, 2010, by and between NeoStem, Inc. and Commerce Court Small Cap Value Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:  May 19, 2010